STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                        AS OF SEPTEMBER 30, 1999 AND 1998

                                       Three Month Period           Six Month Period
                                      --------------------        -------------------
                                                           ($1,000's)
                                         1999        1998           1999        1998
                                         ----        ----           ----        ----

Net Earnings (in thousands)                 $177       $(10)        $325        $139
 Basic earnings per share:
   Weighted average shares outstanding   859,625     859,625     859,625     859,625
   Less unearned employee stock
    ownership plan shares                (48,591)    (57,308)    (49,587)    (58,311)
   Less shares repurchased               (91,293)    (23,807)    (76,050)    (11,904)
   Average option shares granted               0           0           0           0
   Less assumed purchase of shares
    using treasury method                      0           0           0           0
                                       ---------    --------     -------     -------
 Common and common equivalent shares
  outstanding                            719,741     778,510     733,988     789,410
                                       ---------    --------     -------     -------
 Earnings per common share - basic         $0.25      $(0.01)      $0.44       $0.18
                                       ---------    --------     -------     -------
 Diluted earnings per share:
   Weighted average shares outstanding   859,625     859,625     859,625     859,625
   Less unearned employee stock
    ownership plan shares                (48,591)    (57,308)    (49,587)    (58,311)
   Less shares repurchased               (91,293)    (23,807)    (76,050)    (11,904)
   Average option shares granted  (2)     35,075      17,538      35,075      17,538
   Less assumed purchase of shares
    using treasury method                (35,075)    (17,538)    (35,075)    (17,538)
                                       ---------    --------     -------     -------
 Common and common equivalent shares
  outstanding                            719,741     778,510     733,988     789,410
                                       ---------    --------     -------     -------
 Earnings per common share - diluted       $0.25      $(0.01)      $0.44       $0.18
                                       ---------    --------     -------     -------

(1)  See page 8 for Earnings per Share
(2)  Option price exceeds market price



                                       19